UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2014

REGADO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35953	03-0422069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountain Boulevard, Basking Ridge, New Jersey	07920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 580-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 21, 2014, Regado Biosciences, Inc. (“we,” “our” or “us”) entered into an exchange agreement, or the Exchange Agreement, with Biotechnology Value Fund, LP, Biotechnology Value Fund II, LP and Investment 10, LLC, or the exchanging stockholders, pursuant to which we effected an exchange, or the exchange, of the 2,000,000 shares of our common stock purchased by the exchanging stockholders in our January 2014 private placement for 10,000 shares of newly designated Series F Convertible Preferred Stock, or the preferred stock, with a stated value of $1,000 per share. Pursuant to the terms of the preferred stock, the exchanging stockholders have the right to convert the preferred stock into 2,000,000 shares of our common stock at a conversion price of $5.00 per share, subject to adjustment in the event of stock splits, recapitalizations and other similar events affecting our common stock; provided, however, that the preferred stock cannot be converted by the exchanging stockholders if, after giving effect thereto, the exchanging stockholders would beneficially own more than 9.99% of our common stock, calculated as provided in the certificate of designation establishing the preferred stock, subject to certain exceptions. The holders of the preferred stock will not have the right to vote on any matter except to the extent required by Delaware law. The exchanging stockholders agreed to reimburse us for our expenses in effecting the exchange up to a total of $25,000.

The preferred stock was issued without registration under the Securities Act of 1933, as amended, or the Securities Act, in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

The description of the Exchange Agreement and the terms of the preferred stock are not complete and are qualified in their entirety by reference to the Exchange Agreement and the Certificate of Designation of Preferences, Rights and Limitations establishing the preferred stock, which are filed as Exhibit 10.1 and Exhibit 3.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants made by us in the Exchange Agreement were made solely for the benefit of the parties to the Exchange Agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to investors. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock, dated March 21, 2014

10.1	Exchange Agreement, dated March 21, 2014, by and among the Company and the common stockholders listed in Schedule 1 thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGADO BIOSCIENCES, INC.

By:	/s/ David J. Mazzo, Ph.D.
Name:	David J. Mazzo, Ph.D.
Title:	Chief Executive Officer

Date: March 21, 2014